EXHIBIT 10 (C)

Agreement between:            RecycleNet Corporation (a Utah Corporation)
                              P.O. Box 24017
                              Guelph, Ontario
                              Canada, N1E 6V8

and
                         metalworld.com, inc. (a Utah Corporation)
                              175 East 400 South, Suite 900
                              Salt Lake City, Utah
                              USA 84111


It is agreed that:

1.RecycleNet Corporation shall acquire all of the outstanding shares of metalworld.com, inc.

2.The total number of outstanding shares of metalworld.com, inc. is 17,857,914.

3.metalworld.com, inc. shares will be acquired by RecycleNet
  Corporation at a value of 0.23 USD in exchange for common shares of RecycleNet Corporation.
  (The number of 17,857,914 shares X $0.23 USD = $4,107,320 USD)

4.The value of RecycleNet Corporation (OTC: GARM) shares at the close of trade on July14, 2000 is $0.15 USD/share.

5.metalworld.com, Inc. shares are convertible to RecycleNet Corporation (OTC: GARM) shares at a rate of 1:1.53
  ($0.23 USD / $0.15 USD = 1:1.53)
  1 share of metalworld.com, inc. will be exchanged for 1.53 shares of RecycleNet Corporation.

6.All references to shares in this document refer to common shares.


Dated this 14th day of July, 2000


/s/ Tom Hattle, President                /s/ Paul Roszel
-------------------------               ---------------------------------
Tom Hattle, President                   Paul Roszel, Chairman
metalworld.com, Inc.                    RecycleNet Corporation